Exhibit 32

CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES–OXLEY ACT OF 2002

I, Robert B. Ladd, President and Interim Chief Financial Officer MGT Capital Investments, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes–Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of my knowledge:

1.	the Quarterly Report on Form 10–Q of the Company for the period ended June 30, 2017 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 9, 2017	By:	/s/ ROBERT B. LADD
Robert B. Ladd
President and Interim Chief Financial Officer
(Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)